                                                                  EXHIBIT 10.4.2

                               [LOGO OF TOYOTA]

                               DEALER AGREEMENT
                               ----------------

                            TOYOTA DEALER AGREEMENT

                               TABLE OF CONTENTS

   PURPOSES AND OBJECTIVES OF THIS AGREEMENT.............................  1

   I.  RIGHTS GRANTED TO THE DEALER......................................  2

  II.  RESPONSIBILITIES ACCEPTED BY THE DEALER...........................  2

 III.  TERM OF AGREEMENT.................................................  2

  IV.  OWNERSHIP OF DEALERSHIP...........................................  3

   V.  MANAGEMENT OF DEALERSHIP..........................................  3

  VI.  CHANGE IN MANAGEMENT OR OWNERSHIP.................................  3

 VII.  APPROVED DEALER LOCATIONS.........................................  4

VIII.  PRIMARY MARKET AREA...............................................  4

  IX.  STANDARD PROVISIONS...............................................  5

   X.  ADDITIONAL PROVISIONS.............................................  5

  XI.  EXECUTION OF AGREEMENT............................................  6

 XII.  CERTIFICATION.....................................................  6

XIII.  ACQUISITION, DELIVERY AND INVENTORY OF TOYOTA PRODUCTS
       A. Acquisition of Toyota Products.................................  8
       B. Availability and Allocation of Product.........................  8
       C. Prices and Terms of Sale.......................................  8
       D. Mode, Place and Charges for Delivery of Products...............  9
       E. Inventory Damage Claims and Liability..........................  9
       F. Delay or Failure of Delivery...................................  9
       G. Diversion Charges..............................................  9
       H. Changes of Design, Options or Specifications................... 10
       I. Discontinuance of Manufacture or Importation................... 10
       J. Minimum Vehicle Inventories.................................... 10
       K. Product Modifications.......................................... 10

  XIV. DEALER MARKETING OF TOYOTA PRODUCTS
       A. DEALER's Sales Responsibilities.................................... 10
       B. Export Prohibition................................................. 11
       C. Used Vehicles...................................................... 11
       D. Assistance Provided by DISTRIBUTOR................................. 11
          1. Sales Training Assistance....................................... 11
          2. Sales Promotion Assistance...................................... 12
          3. Field Sales Personnel Assistance................................ 12

   XV. DEALER SERVICE OBLIGATIONS
       A. Customer Service Standards......................................... 12
       B. New Motor Vehicle Pre-Delivery Service............................. 13
       C. Warranty and Policy Service........................................ 13
       D. Use of Parts and Accessories in Non-Warranty Servicing............. 13
       E. Warranty Disclosures as to Non-Genuine Parts and Accessories....... 14
       F. Service Campaign Inspections and Corrections....................... 14
       G. Compliance With Safety and Emission Control Requirements........... 14
       H. Compliance With Consumer Protection Statutes, Rules and
          Regulations........................................................ 15

  XVI. SERVICE AND PARTS OPERATIONS
       A. Organization and Standards......................................... 15
       B. Service Equipment and Special Tools................................ 16
       C. Parts Inventory.................................................... 16
       D. Assistance Provided by DISTRIBUTOR................................. 16
          1. Service Training Assistance..................................... 16
          2. Manuals and Materials........................................... 16
          3. Field Personnel Assistance...................................... 16

 XVII. CUSTOMER SATISFACTION RESPONSIBILITIES................................ 17

XVIII. DEALERSHIP FACILITIES AND IDENTIFICATION
       A. Facilities......................................................... 17
       B. DEALER's Operating Hours........................................... 18
       C. Signs.............................................................. 18
       D. Use of Toyota Marks................................................ 18
          1. Use by DEALER................................................... 18
          2. Discontinuance of Use........................................... 19

  XIX. EVALUATION OF DEALER'S PERFORMANCE
       A. Sales Performance Evaluation....................................... 20
       B. Service Performance Evaluation..................................... 20
       C. Parts Performance Evaluation....................................... 20
       D. Customer Satisfaction Performance Evaluation....................... 20
       E. Dealership Facilities Evaluation................................... 21

   XX. CAPITAL, CREDIT, RECORDS AND UNIFORM SYSTEMS
       A. Net Working Capital................................................ 21
       B. Flooring Line...................................................... 21
       C. Payment Terms and Settlement of Accounts........................... 22
       D. Uniform Accounting System.......................................... 22
       E. Records Maintenance................................................ 23
       F. Examination of Dealership Accounts and Records..................... 23
       G. Taxes.............................................................. 23
       H. Confidentiality.................................................... 23
       I. Information Communication Systems.................................. 24
       J. Sales Reporting.................................................... 24

  XXI. RIGHT OF FIRST REFUSAL OR OPTION TO PURCHASE
       A. Rights Granted..................................................... 24
       B. Exercise of DISTRIBUTOR's Rights................................... 24
       C. Right of First Refusal............................................. 25
       D. Option to Purchase................................................. 25
       E. DEALER's Obligations............................................... 25
       F. No Applicability to Nominated Successor............................ 26

 XXII. SUCCESSION RIGHTS UPON DEATH OR INCAPACITY
       A. Succession to Ownership After Death of Owner....................... 26
       B. Incapacity of Owner................................................ 27
       C. Nomination of Successor Prior to Death or Incapacity of Owner...... 27

XXIII. TERMINATION
       A. Voluntary Termination by DEALER.................................... 28
       B. Termination for Cause.............................................. 28
          1. Immediate Termination........................................... 28
          2. Termination Upon Sixty Days Notice.............................. 29
          3. Termination for Failure of Performance.......................... 30
          4. Termination Upon Death or Incapacity............................ 30
       C. Notice of Termination.............................................. 31
       D. Continuance of Business Relations.................................. 31
       E. Repurchase Provisions.............................................. 31
          1. DISTRIBUTOR's Obligations....................................... 31
          2. Responsibilities of DEALER...................................... 32
          3. Payment by DISTRIBUTOR.......................................... 32

 XXIV. MANAGEMENT OF DISPUTES
       A. Alternative Dispute Resolution Programs............................ 33
       B. Applicable Law..................................................... 33
       C. Mutual Release..................................................... 33

  XXV. DEFENSE AND INDEMNIFICATION
       A.  Defense and Indemnification by DISTRIBUTOR........................ 34
       B.  Defense and Indemnification by DEALER............................. 34
       C.  Conditional Defense and/or Indemnification........................ 35

 XXVI. GENERAL PROVISIONS
       A.  Notices........................................................... 36
       B.  No Implied Waivers................................................ 37
       C.  Sole Agreement of the Parties..................................... 37
       D.  Dealer Not an Agent or Representative............................. 37
       E.  Assignment of Rights or Delegation of Duties...................... 38
       F.  No Franchise Fee.................................................. 38
       G.  Severability...................................................... 38
       H.  New and Superseding Dealer Agreements............................. 38
       I.  Benefit........................................................... 38
       J.  No Fiduciary Relationship......................................... 39
       K.  No Joint Employment............................................... 39
       L.  Consent of DISTRIBUTOR............................................ 39
       M.  DISTRIBUTOR's Policies............................................ 39

XXVII. DEFINITIONS
       A.  Owner............................................................. 40
       B.  General Manager................................................... 40
       C.  Dealer Facilities................................................. 40
       D.  Approved Location(s).............................................. 40
       E.  Toyota Marks...................................................... 40
       F.  Toyota Products................................................... 40
       G.  Toyota Motor Vehicles............................................. 40
       H.  Genuine Toyota Parts and Accessories.............................. 40

                            TOYOTA DEALER AGREEMENT


This is an Agreement between TOYOTA MOTOR SALES, USA., INC. (DISTRIBUTOR), and FAA San Bruno, Inc. (DEALER), a(n) [_] individual, [_] partnership, [X] corporation. If a corporation, DEALER is duly incorporated in the State of California and doing business as MELODY TOYOTA.


                   PURPOSES AND OBJECTIVES OF THIS AGREEMENT


DISTRIBUTOR sells Toyota Products which are manufactured or approved by Toyota Motor Corporation (FACTORY) and imported and/or sold to DISTRIBUTOR by Toyota Motor Sales, U.S.A., Inc. (IMPORTER). It is of vital importance to DISTRIBUTOR that Toyota Products are sold and serviced in a manner which promotes consumer confidence and satisfaction and leads to increased product acceptance. Accordingly, DISTRIBUTOR has established a network of authorized Toyota dealers, operating at approved locations and pursuant to certain standards, to sell and service Toyota Products. DEALER desires to become one of DISTRIBUTOR's authorized dealers. Based upon the representations and promises of DEALER, set forth herein, DISTRIBUTOR agrees to appoint DEALER as an authorized Toyota dealer and welcomes DEALER to DISTRIBUTOR's network of authorized dealers of Toyota Products.

This Agreement sets forth the rights and responsibilities of DISTRIBUTOR as seller and DEALER as buyer of Toyota Products. DISTRIBUTOR enters into this Agreement in reliance upon DEALER's integrity, ability, assurance of personal services, expressed intention to deal fairly with the consuming public and with DISTRIBUTOR, and promise to adhere to the terms and conditions herein. Likewise, DEALER enters into this Agreement in reliance upon DISTRIBUTOR's promise to adhere to the terms and conditions herein. DISTRIBUTOR and DEALER shall refrain from conduct which may be detrimental to or adversely reflect upon the reputation of the FACTORY, IMPORTER, DISTRIBUTOR, DEALER or Toyota Products in general. The parties acknowledge that the success of the relationship between DISTRIBUTOR and DEALER depends upon the mutual understanding and cooperation of both DISTRIBUTOR and DEALER.


Dealer Code   04062
            -----------

I.    RIGHTS GRANTED TO THE DEALER


      Subject to the terms of this Agreement, DISTRIBUTOR hereby grants DEALER the non-exclusive right:

      A. To buy and resell the Toyota Products identified in the Toyota Product Addendum hereto which may be periodically revised by IMPORTER;

      B. To identity itself as an authorized Toyota dealer utilizing approved signage at the location(s) approved herein;

      C. To use the name Toyota and the Toyota Marks in the advertising, promotion, sale and servicing of Toyota Products in the manner herein provided.

      DISTRIBUTOR reserves the unrestricted right to sell Toyota Products and to grant the privilege of using the name Toyota or the Toyota Marks to other dealers or entities, wherever they may be located.

II.   RESPONSIBILITIES ACCEPTED BY THE DEALER

      DEALER accepts its appointment as an authorized Toyota dealer and agrees to:

      A. Sell and promote Toyota Products subject to the terms and conditions of this Agreement;

      B. Service Toyota Products subject to the terms and conditions of this Agreement;

      C. Establish and maintain satisfactory dealership facilities at the location(s) set forth herein; and

      D. Make all payments to DISTRIBUTOR when due.

III.  TERM OF AGREEMENT

      This Agreement is effective this 30th day of June, 1997, and shall continue for a period of 24 Months, and shall expire on June 29, 1999 unless ended earlier by mutual agreement or terminated as provided herein. This Agreement may not be continued beyond its expiration date except by written consent of DISTRIBUTOR and IMPORTER.

IV.   OWNERSHIP OF DEALERSHIP

      This Agreement is a personal service Agreement and has been entered into by DISTRIBUTOR in reliance upon and in consideration of DEALER's representation that only the following named persons are the Owners of DEALER, that such persons will serve in the capacities indicated, and that such persons are committed to achieving the purposes, goals and commitments of this Agreement:

                       OWNERS'                                                         PERCENT OF
                       NAMES                            TITLE                           OWNERSHIP
            FirstAmerica Automotive, Inc.             Holding Company                      100%
           ------------------------------    ------------------------------    -----------------------------
            Thomas A. Price                           President                              0%
           ------------------------------    ------------------------------    -----------------------------

           ______________________________    ______________________________    _____________________________

           ______________________________    ______________________________    _____________________________

           ______________________________    ______________________________    _____________________________

           ______________________________    ______________________________    _____________________________



V.    MANAGEMENT OF DEALERSHIP

      DISTRIBUTOR and DEALER agree that the retention of qualified management is of critical importance to satisfy the commitments made by DEALER in this Agreement. DISTRIBUTOR, therefore, enters into this Agreement in reliance upon DEALER's representation that Timothy M. Nelson, and no other person, will exercise the function of General Manager, be in complete charge of DEALER's operations, and will have authority to make all decisions on behalf of DEALER with respect to DEALER's operations. DEALER further agrees that the General Manager shall devote his or her full efforts to DEALER's operations.

VI.   CHANGE IN MANAGEMENT OR OWNERSHIP

      This is a personal service contract. DISTRIBUTOR has entered into this Agreement because DEALER has represented to DISTRIBUTOR that the Owners and General Manager of DEALER identified herein possess the personal qualifications, skill and commitment necessary to ensure that DEALER will promote, sell and service Toyota Products in the most effective manner, enhance the Toyota image and increase market acceptance of Toyota Products. Because DISTRIBUTOR has entered into this Agreement in reliance upon these representations and DEALER's assurances of the active involvement of such persons in DEALER operations, any change in ownership, no matter what the share or relationship between parties, or any changes in General Manager from the person specified herein, requires the prior written consent of DISTRIBUTOR, which DISTRIBUTOR shall not unreasonably withhold.

      DEALER agrees that factors which would make DISTRIBUTOR's withholding of consent reasonable would include, without limitation, the failure of a new Owner or General Manager to meet DISTRIBUTOR'S standards with regard to financial capability, experience and success in the automobile dealership business.

VII.  APPROVED DEALER LOCATIONS

      In order that DISTRIBUTOR may establish and maintain an effective network of authorized Toyota dealers, DEALER agrees that it shall conduct its Toyota operation only and exclusively in facilities and at locations herein designated and approved by DISTRIBUTOR. DISTRIBUTOR hereby designates and approves the following facilities as the exclusive location(s) for the sale and servicing of Toyota Products and the display of Toyota Marks:

      New Vehicle Sales and Showroom         Used Vehicle Display and Sales
      ------------------------------         ------------------------------
      740 El Camino Real                     620 El Camino Real
               &                                      &
      750 El Camino Real                     650 El Camino Real
      San Bruno, California                  San Bruno, California

      Sales and General Office               Body and Paint
      ------------------------               --------------
      750 El Camino Real                       NONE
      San Bruno, California

      Parts                                  Service
      -----                                  -------
      222 W. San Bruno Ave.                    222 W. San Bruno Ave.
      San Bruno, California                    San Bruno, California

      Other Facilities
      ----------------
      740 El Camino Real
      San Bruno, California

      DEALER may not, either directly or indirectly, display Toyota Marks or establish or conduct any dealership operations contemplated by this Agreement, including the display, sale and servicing of Toyota Products, at any location or facility other than those approved herein without the prior written consent of DISTRIBUTOR. DEALER may not modify or change the usage or function of any location or facility approved herein or otherwise utilize such locations or facilities for any functions other than the approved function(s) without the prior written consent of DISTRIBUTOR.

VIII. PRIMARY MARKET AREA

      DISTRIBUTOR will assign DEALER a geographic area called a Primary Market Area ("PMA"). The PMA is used by DISTRIBUTOR to evaluate DEALER's performance of its obligations, among other things. DEALER agrees that it has no exclusive right to any such PMA. DISTRIBUTOR may add new dealers, relocate dealers, or adjust DEALER's PMA as it reasonably determines is necessary. DEALER's PMA is set forth on the PMA Addendum hereto.

     Nothing contained in this Agreement, with the exception of Section XIV(B), shall limit or be construed to limit the geographical area in which, or the persons to whom, DEALER may sell or promote the sale of Toyota products.

IX.  STANDARD PROVISIONS

     The "Toyota Dealer Agreement Standard Provisions" are incorporated herein and made part of this Agreement as if fully set forth herein.



X.   ADDITIONAL PROVISIONS

     In consideration of DISTRIBUTOR's agreement to appoint DEALER as an authorized Toyota dealer, DEALER further agrees:



  1. DEALER agrees that this Agreement incorporates, here by this reference, the terms of the Addendum to Section X Additional Provisions dated June 30, 1997

XI.   EXECUTION OF AGREEMENT

      Notwithstanding any other provision herein, the parties to this Agreement, DISTRIBUTOR and DEALER, agree that this Agreement shall be valid and binding only if it is signed:

      A. On behalf of DEALER by a duly authorized person;

      B. On behalf of DISTRIBUTOR by the President and/or an authorized General Manager, if any, of DISTRIBUTOR; and

      C. On behalf of IMPORTER, solely in connection with its limited undertaking herein, by President of IMPORTER

XII.  CERTIFICATION

      By their signatures hereto, the parties agree that they have read and understand this Agreement, including the Standard Provisions incorporated herein, are committed to its purposes and objectives and agree to abide by all of its terms and conditions.



     FAA San Bruno, Inc. dba MELODY TOYOTA                              DEALER
     -------------------------------------------------------------------
                                  (Dealer Entity Name)

     Date:________By:/s/                                      President
                     ---------------------------------------- ---------------
                                   Signature T. Price             Title

     Date:________By:________________________________________ _______________
                                   Signature                      Title

     Date:________By:________________________________________ _______________
                                   Signature                      Title


     TOYOTA MOTOR SALES, USA., INC.                                DISTRIBUTOR
     --------------------------------------------------------------
                                   (Distributor Name)


     Date:________By: /s/  J. Lentz                           General Manager
                     ---------------------------------------- ---------------
                                    Signature J. Lentz             Title


     Date:________By:________________________________________ _______________
                                    Signature                      Title

Undertaking by IMPORTER: In the event of termination of this Agreement by virtue of termination or expiration of DISTRIBUTOR's contract with IMPORTER, IMPORTER, through its designee, will offer DEALER a new agreement of no less than one year's duration and containing the terms of the Toyota Dealer Agreement then prescribed by IMPORTER.



                       TOYOTA MOTOR SALES, U.S.A., INC.

Date: JUN 30, 1997  By: /s/ Yoshio Ishizaka              President
     --------------    -------------------------------- ----------------------
                                 Signature Yoshio Ishizaka    Title

                            ADDENDUM TO PARAGRAPH X
                            -----------------------

          These Additional Provisions to Toyota Dealer Agreement ("Additional Provisions") are entered into as of June 30, 1997, among DISTRIBUTOR, DEALER, and FIRST AMERICA AUTOMOTIVE, INC., a Nevada corporation (hereinafter "FAA"), and form a part of and are incorporated into the Dealer Agreement.

                                   RECITALS

          1. DISTRIBUTOR and DEALER have entered into a Toyota Dealer Agreement (the "Dealer Agreement") dated as of June 30, 1997.

          2.   FAA is the 100% shareholder of DEALER.

          3. FAA and DEALER are hereinafter collectively referred to as the "Dealer Parties". DISTRIBUTOR and the Dealer Parties are hereinafter collectively referred to as the "Parties".

          4. The Parties wish to enter into these Additional Provisions for the purposes of agreeing to be bound by the terms of these Additional Provisions, which are a part of and are incorporated into the Dealer Agreement.

          5.   The ownership of FAA shall be approximately as follows:

                    Thomas A. Price:                        41%
--------------------------------------------------------------------------------
                    Donald V. Strough:                      11%
--------------------------------------------------------------------------------
                    TCW\Crescent Mezzanine Partners, L.P.:  19%
--------------------------------------------------------------------------------
                    Others:                                 29%
--------------------------------------------------------------------------------

          NOW THEREFORE, in consideration for the mutual agreements contained herein and in the Dealer Agreement, the Parties agree as follows:

A. General
   -------

          1. DISTRIBUTOR and FAA have entered into an Agreement dated June 30, 1997 (the "Agreement") relating, among other matters, to the number of Toyota and Lexus dealerships which may be acquired by FAA and its affiliates and to certain aspects of the management of Toyota and Lexus dealerships owned by FAA. The Dealer Parties agree that the Agreement is incorporated into and forms a part of the Dealer Agreement and these Additional Provisions. To the extent that any provision of the Agreement is inconsistent with the Dealer Agreement or these Additional Provisions, the provisions of the Agreement shall be controlling.

          2. The Dealer Parties acknowledge and agree that if any provision of these Additional Provisions is violated in any material respect by any of the Dealer Parties, DISTRIBUTOR will have the right to terminate the Dealer Agreement on sixty (60) days' written notice to Dealer if Dealer fails to cure such violation prior to the expiration of such sixty (60) days.

B. Provisions Relating to the Structure of DEALER
   ----------------------------------------------

          1.   Single Purpose Entity. DEALER will be maintained as a separate
               ---------------------
legal entity, and will not engage in any business other than operation of a Toyota dealership and activities related thereto.

          2.   No Merger, Consolidation, Etc. DEALER will not be merged with or
               -----------------------------
into, or be consolidated with, or acquire substantially all of the assets of, any other entity, without the prior written consent of DISTRIBUTOR, in its sole discretion.

C. Provisions Relating to Management
   ---------------------------------

          1.   Role of the Responsible Executive. Pursuant to Section 8 of the
               ---------------------------------
Agreement, Thomas A. Price is hereby designated as the FAA executive who will have responsibility and authority with respect to all matters concerning DEALER and the relationship between DEALER and DISTRIBUTOR (the "FAA Executive"). The FAA Executive will be actively involved in the management of all aspects of the operations of DEALER.

               (a) The FAA Executive will be an officer of DEALER. The FAA Executive, in consultation with management of FAA, will have complete control over all day-to-day management decisions of DEALER or relating to DEALER.

               (b) The General Manager will report directly to and be responsible to the FAA Executive.

               (c) DISTRIBUTOR may rely on oral or written communications and agreements from the FAA Executive as being the binding agreements of DEALER, without any duty of DISTRIBUTOR to confirm that any such communication or agreement has been duly authorized by the Board of Directors of DEALER, FAA, or any other individual or entity.

          2.   Successors to the FAA Executive. In the event that the FAA
               -------------------------------
Executive wishes to discontinue his role in the management of DEALER as set forth in Section C.1., such action may be taken only with the prior written consent of DISTRIBUTOR. Such consent of DISTRIBUTOR may be conditioned on transfer of the FAA Executive's management responsibilities to an individual or individuals approved by DISTRIBUTOR, taking into account such factors as DISTRIBUTOR reasonably deems to be relevant and are consistent with applicable laws.

          3.    Role of the General Manager.
                ---------------------------

                (a) Timothy M. Nelson or any subsequent General Manager of DEALER approved by DISTRIBUTOR, will serve exclusively as General Manager of DEALER on a full time basis and will not have any management responsibilities with respect to any other dealership or other business or appear as the General Manager on any automobile dealership franchise agreement other than that of DEALER.

                (b) The General Manager will have responsibility for and authority with respect to the day-to-day operations of DEALER in the ordinary course of business, under the supervision of the FAA Executive, and the General Manager will have the following authority, without the need for obtaining the prior approval of any other individual or entity:

          (i)   the authority to hire or terminate any employee of DEALER;

          (ii)  the authority to order vehicles and other products;

          (iii) the authority to place advertising;

          (iv) the authority to communicate with DISTRIBUTOR with respect to all aspects of the business of DEALER;

          (v) the authority to approve expenditures by DEALER in the ordinary course of business in amounts of less than $50,000 per item;

          (vi) the authority to approve capital improvements or modifications to the DEALER'S facilities in amounts not to exceed $100,000 with respect to any expenditure.

          4.    Membership of Executive Committee. There shall be no change in
                ---------------------------------
the membership of the Executive Committee, Board of Directors or other governing body of DEALER without the prior written approval of DISTRIBUTOR.

          5.   FAA Directors. FAA shall provide a list of all current members of
               -------------
its Board of Directors, and resumes for each member, to DISTRIBUTOR, and provide such information for each new member of the Board of Directors of FAA.

D. Provisions Relating to Capitalization and Accounting
   ----------------------------------------------------

          1. No distributions will be made by DEALER to FAA if such distributions would cause DEALER to fail to meet any of DISTRIBUTOR'S capitalization guidelines, including but not limited to net working capital requirements.

          2. The operations and financial results of DEALER will be reported to DISTRIBUTOR separately from those of any other entity, business or activity, including but not limited to any of the Dealer Parties and any other dealerships directly or indirectly owned or controlled by any of the Dealer Parties.

          3. DEALER will maintain complete and separate departments for new and used vehicle sales, service, parts sales, leasing and finance and insurance, and will provide separate identifiable areas for each department. DEALER will maintain a separate and permanent personnel staff and separate retail operations from other dealerships directly or indirectly owned by any of the Dealer Parties. DEALER shall not combine its used car operation with that of any other entity, including any other dealerships directly or indirectly owned by any of the Dealer Parties.

E. Provisions Relating to Ownership
   --------------------------------

          1.   Successors and Assigns. In the event that any interest in DEALER
               ----------------------
is transferred in accordance with the provisions of the Dealer Agreement, the Agreement and these Additional Provisions, as a condition to such transfer the transferee must agree in writing to be bound by all of the terms and provisions of the Dealer Agreement, the Agreement and these Additional Provisions, such agreement to be in form and substance reasonably acceptable to DISTRIBUTOR.

          2.   Competitors. In no event may any interest in DEALER be
               -----------
transferred to an entity which is directly or indirectly engaged in the business of manufacturing and/or distributing automobiles, or an affiliate thereof, and no such entity may acquire an ownership interest in FAA as described in Section 1 of the Agreement.

F. Provisions Relating to Performance
   ----------------------------------

          1. Dealer agrees to achieve within nine (9) months from the effective date of this Agreement and to thereafter maintain throughout the duration of this Agreement, a satisfactory customer satisfaction performance, as measured by all applicable standards established by Toyota Motor Sales, U.S.A., Inc., and which are modified from time to time.

          2. Dealer agrees to achieve within nine (9) months from the effective date of this Agreement and to thereafter maintain throughout the duration of this Agreement, Toyota car and truck penetration in its Primary Market Area that is at least equal to the Region's penetration rate.

          IN WITNESS WHEREOF, the Parties have executed these Additional

Provisions as of the date first above written.



TOYOTA MOTOR SALES, USA, INC.           TOYOTA MOTOR SALES, U.S.A., INC.
                                        SAN FRANCISCO REGION


By:                                     By:
   -----------------------------           -------------------------------

Title: President                        Title:  GENERAL MANAGER
      --------------------------              ----------------------------

FIRSTAMERICA AUTOMOTIVE, INC.           FAA SAN BRUNO, INC.
                                        d.b.a. MELODY TOYOTA

By:                                     By:
   -----------------------------           -------------------------------

Title: Pres                             Title: Pres
      --------------------------              ----------------------------

                            TOYOTA DEALER AGREEMENT
                              STANDARD PROVISIONS


  The following Standard Provisions are expressly incorporated in and made a part of the Toyota Dealer Agreement.

XIII. ACQUISITION, DELIVERY AND INVENTORY OF TOYOTA PRODUCTS

      A.  ACQUISITION OF TOYOTA PRODUCTS

          DEALER shall have the right to purchase Toyota Products from DISTRIBUTOR in accordance with the provisions set forth herein and such other requirements as may be established from time to time by DISTRIBUTOR.

      B.  AVAILABILITY AND ALLOCATION OF PRODUCT

          DISTRIBUTOR agrees to use its best efforts to provide Toyota Products to DEALER in such quantities and types as may be required by DEALER to fulfill its obligations with respect to the sale and servicing of Toyota Products under this Agreement, subject to available supply from IMPORTER, DISTRIBUTOR's requirements, and any change or discontinuance with respect to any Toyota Product. DISTRIBUTOR will endeavor to allocate Toyota Products among its dealers in a fair and equitable manner, which it shall determine in its sole discretion. DISTRIBUTOR agrees to provide DEALER with an explanation of the method used to distribute such products and, upon written request, will advise DEALER of DISTRIBUTOR's total wholesale sales of new motor vehicles, by series, in DISTRIBUTOR's area and to DEALER individually, for a reasonable time frame.

      C.  PRICES AND TERMS OF SALE
          DISTRIBUTOR shall have the right to establish and revise prices and other terms for the sale of Toyota Products to DEALER. Ownership and title of Toyota Products sold by DISTRIBUTOR to DEALER shall pass upon payment therefor by DEALER to DISTRIBUTOR and DEALER shall have no ownership interest in such Products until such payment is received. Risk of loss for Toyota Products sold by DISTRIBUTOR to DEALER shall pass upon delivery of such Products to DEALER. Revised prices and terms shall apply to any Toyota Products not invoiced to DEALER by DISTRIBUTOR at the time the notice of such change is given to DEALER (in the case of Toyota Motor Vehicles), or upon issuance of a new or modified Parts Price List or through change notices, letters, bulletins, or revision sheets (in the case of parts, options and accessories), or at such other times as may be designated in writing by DISTRIBUTOR.

          Payment for all Toyota Products shall be made when billed, unless other terms are established by DISTRIBUTOR in writing.

      D.  MODE, PLACE AND CHARGES FOR DELIVERY OF PRODUCTS

          DISTRIBUTOR shall designate the distribution points and the mode of transportation and shall select carrier(s) for the transportation of Toyota Products to DEALER. DEALER shall pay DISTRIBUTOR such charges as DISTRIBUTOR in its sole discretion establishes for such transportation services.

      E.  INVENTORY DAMAGE CLAIMS AND LIABILITY

          DEALER shall promptly notify DISTRIBUTOR of any damage occurring during transit and shall, if so directed by DISTRIBUTOR, file claims on DISTRIBUTOR's behalf against transportation carrier for damage. DEALER agrees to assist DISTRIBUTOR in obtaining recovery against any transportation carrier or insurer for loss or damage to Toyota Products shipped hereunder.

          To the extent required by law, DEALER shall notify the purchaser of a vehicle of any damage sustained by such vehicle prior to sale. DEALER shall indemnify and hold DISTRIBUTOR harmless from any liability resulting from DEALER's failure to so notify such purchasers.

      F.  DELAY OR FAILURE OF DELIVERY

          DISTRIBUTOR shall not be liable for delay or failure to deliver Toyota Products which it has previously agreed to deliver, where such delay or failure to deliver is the result of any event beyond the control of DISTRIBUTOR, IMPORTER or FACTORY, including but not limited to fire, floods, storms or other acts of God, any law or regulation of any governmental entity, foreign or civil wars, riots, interruptions of navigation, shipwrecks, strikes, lockouts or other labor troubles, embargoes, blockades, or delay or failure of FACTORY to deliver Toyota Products.

      G.  DIVERSION CHARGES

          If after delivery DEALER fails or refuses to accept Toyota Products that it has agreed to purchase, DEALER shall pay all charges incurred by DISTRIBUTOR as a result of such refusal. Such charges shall not exceed the charge of returning any such product to the point of original shipment by DISTRIBUTOR plus all charges for demurrage, storage or other charges related to such refusal.

          DEALER also agrees to assume responsibility for, and shall pay any and all reasonable charges for, demurrage, storage or other charges accruing after arrival of shipment at the point of original shipment.

      H.  CHANGES OF DESIGN, OPTIONS OR SPECIFICATIONS

          DISTRIBUTOR, IMPORTER or FACTORY may change the design or specifications of any Toyota Product or the options in any Toyota Product and shall be under no obligation to provide notice of same or to make any similar change upon any product previously purchased by or shipped to DEALER. No change shall be considered a model year change unless so specified by DISTRIBUTOR.

      I.  DISCONTINUANCE OF MANUFACTURE OR IMPORTATION

          FACTORY, IMPORTER and/or DISTRIBUTOR may discontinue the manufacture, importation or distribution of all or part of any Toyota Product, whether motor vehicle, parts, options, or accessories, including any model, series, or body style of any Toyota Motor Vehicle at any time without any obligation or liability to DEALER by reason thereof.

      J.  MINIMUM VEHICLE INVENTORIES

          Subject to the ability of DISTRIBUTOR to supply Toyota Motor Vehicles to DEALER, DEALER agrees that it shall, at all times, maintain at least the minimum inventory of Toyota Motor Vehicles as may be established by DISTRIBUTOR from time to time. DEALER also agrees that it shall have available at all times, for purposes of display and demonstration, the number of Toyota Motor Vehicles of the most current models as may be established by DISTRIBUTOR from time to time, and shall, at all times, maintain such Motor Vehicles in showroom ready condition.

      K.  PRODUCT MODIFICATIONS

          DEALER agrees that it will not make any modifications to Toyota Products that may impair or adversely affect a vehicle's safety, emissions or structural integrity.

XIV.  DEALER MARKETING OF TOYOTA PRODUCTS

      A.  DEALER'S SALES RESPONSIBILITIES

          DEALER recognizes that customer satisfaction and the successful promotion and sale of Toyota Products are significantly dependent on DEALER's advertising and sales promotion activities. DEALER shall actively and effectively promote, through DEALER's own advertising and sales promotion activities, the purchase of Toyota Products by customers. Therefore, DEALER at all times shall:

          1. Actively and effectively advertise, merchandise, promote and sell Toyota Products;

          2. Maintain an adequate, stable and trained sales organization, and, to that end, make all reasonable efforts to ensure that its sales personnel attend all sales training courses prescribed by DISTRIBUTOR at DEALER's expense;

          3. Maintain high standards of ethics in advertising, promoting and selling Toyota Products and avoid engaging in any misrepresentation or unfair or deceptive practices; and

          4. Accurately represent to customers the total selling price of Toyota Products. DEALER agrees to explain to customers of Toyota Products the items that make up the total selling price and to give the customers itemized statements and all other information required by law. DEALER understands and hereby acknowledges that it may sell Toyota Products at whatever price DEALER desires.

      B.  EXPORT PROHIBITION

          DEALER is authorized to sell Toyota Motor Vehicles only to customers located in the continental United States. DEALER agrees that it will not sell Toyota Motor Vehicles for resale or use outside the continental United States. DEALER agrees to abide by any export policy established by DISTRIBUTOR.

      C.  USED VEHICLES

          DEALER agrees to display, promote and sell used vehicles at the Approved Location. DEALER shall maintain for resale an inventory of used vehicles.

      D.  ASSISTANCE PROVIDED BY DISTRIBUTOR

          1.   SALES TRAINING ASSISTANCE

               To assist DEALER in the fulfillment of its sales responsibilities under this Agreement, DISTRIBUTOR agrees to offer general and specialized sales management and sales training programs for the benefit and use of DEALER's sales organization. When requested by DISTRIBUTOR, DEALER's personnel shall participate in such programs at DEALER's expense.

          2.   SALES PROMOTION ASSISTANCE

               In order that authorized Toyota dealers may be assured of the benefits of comprehensive advertising and promotion of Toyota Products, DISTRIBUTOR agrees to establish and maintain general advertising and promotion programs and will from time to time make sales promotion and campaign materials available to DEALER to promote the sales of such Toyota Products at a reasonable charge where applicable.

          3.   FIELD SALES PERSONNEL ASSISTANCE

               To assist DEALER in handling its sales responsibilities under this Agreement, DISTRIBUTOR agrees to provide trained field sales personnel to advise and counsel DEALER on sales-related subjects, including merchandising, training and sales management.

XV.   DEALER SERVICE OBLIGATIONS

      A.  CUSTOMER SERVICE STANDARDS

          DEALER and DISTRIBUTOR agree that the success and future growth of DISTRIBUTOR and DEALER are substantially dependent upon the customer's ability to obtain high-quality vehicle servicing. Therefore, DEALER agrees to:

          1. Take all reasonable steps to provide service of the highest quality for all Toyota Motor Vehicles, regardless of where purchased and whether or not under warranty;

          2. Ensure that the customer is advised of the necessary repairs and that his or her consent is obtained prior to the initiation of any repairs;

          3. Ensure that problems on Toyota Motor Vehicles are accurately diagnosed and repairs are promptly and professionally performed; and

          4. Ensure that the customer is treated courteously and fairly at all times.

      B.  NEW MOTOR VEHICLE PRE-DELIVERY SERVICE

          DEALER agrees that prior to delivery of a new Toyota Motor Vehicle to a customer it shall perform, as directed by DISTRIBUTOR, pre-delivery service on each Toyota Motor Vehicle in accordance with Toyota standards. DISTRIBUTOR shall pay DEALER for such pre-delivery service according to such directives and the applicable provisions of the Toyota Warranty Policy and Procedures Manual.

      C.  WARRANTY AND POLICY SERVICE

          DEALER acknowledges that the only warranties of DISTRIBUTOR or FACTORY applicable to Toyota Products shall be the New Vehicle Limited Warranty or such other written warranties that may be expressly furnished or sold by DISTRIBUTOR or FACTORY. Except for its limited liability under such written warranty or warranties, DISTRIBUTOR and FACTORY do not assume any other warranty obligation or liability. DEALER is not authorized to assume any additional warranty obligations or liabilities on behalf of DISTRIBUTOR, IMPORTER or FACTORY. Any such additional obligations assumed by DEALER shall be the sole responsibility of DEALER. Any extended service contract sold by IMPORTER, DISTRIBUTOR or Toyota-affiliated entity shall be governed by its own terms.

          DEALER shall perform warranty service specified by DISTRIBUTOR in accordance with the Toyota Warranty Policy and Procedures Manual. DISTRIBUTOR agrees to compensate DEALER for all warranty work, including labor, diagnosis and Genuine Toyota Parts and Accessories, in accordance with procedures and at rates to be announced from time to time by DISTRIBUTOR. Unless otherwise approved in writing in advance by DISTRIBUTOR, DEALER shall use only Genuine Toyota Parts and Accessories when performing Toyota warranty repairs. Warranty service is provided for the benefit of customers and DEALER agrees that the customer shall not be obligated to pay any charges for warranty work or any other services for which DEALER is reimbursed or paid by DISTRIBUTOR.

      D.  USE OF PARTS AND ACCESSORIES IN NON-WARRANTY SERVICING

          Subject to the provisions set forth below, DEALER has the right to sell, install or use, for making non-warranty repairs, products that are not Genuine Toyota Parts or Accessories.

          DEALER acknowledges, however, that its customers expect that any parts or accessories that DEALER sells, installs or uses in the sale, repair or servicing of Toyota Motor Vehicles are, or meet the high quality standards of, Genuine Toyota Parts or

          Accessories. DEALER agrees that in sales, repairs or servicing where DEALER does not use Genuine Toyota Parts or Accessories, DEALER will only utilize such other parts or accessories that will not adversely affect the mechanical operation of the Toyota Motor Vehicle being sold, repaired or serviced, and that are equivalent in quality and design to Genuine Toyota Parts or Accessories.

      E.  WARRANTY DISCLOSURES AS TO NON-GENUINE PARTS AND ACCESSORIES

          In order to avoid confusion and to minimize potential customer dissatisfaction, in any instance where DEALER sells, installs or uses other than Genuine Toyota Parts or Accessories, DEALER shall disclose such fact to the customer and shall advise the customer that these items are not included in warranties furnished by DISTRIBUTOR. Such disclosure shall be written, conspicuous and stated on the customer's copy of the service or repair order or sale document. In addition, DEALER will clearly explain to the customer the extent of any warranty covering the parts or accessories involved and will deliver a copy of the warranty to the customer.

      F.  SERVICE CAMPAIGN INSPECTIONS AND CORRECTIONS

          DEALER agrees to perform service campaign inspections and/or corrections for owners or users of all Toyota Products that qualify for such inspections and/or corrections. DEALER further agrees to comply with all DISTRIBUTOR's directives and with the applicable procedures in the Toyota Warranty Policy and Procedures Manual relating to those inspections and/or corrections. DISTRIBUTOR agrees to reimburse DEALER for all replacement parts and/or other materials required and used in connection with such work and for labor according to such directives and the applicable provisions of the Toyota Warranty Policy and Procedures Manual.

      G.  COMPLIANCE WITH SAFETY AND EMISSION CONTROL REQUIREMENTS

          DEALER agrees to comply and operate consistently with all applicable provisions of the National Traffic and Motor Vehicle Safety Act of 1966 and the Federal Clean Air Act, as amended, including applicable rules and regulations issued from time to time thereunder, and all other applicable federal, state and local motor vehicle safety and emission control statutes, rules and regulations.

          In the event that the laws of the state in which DEALER is located require motor vehicle dealers or distributors to install in new or used motor vehicles, prior to their retail sale, any safety devices or other equipment not installed or supplied as standard equipment by FACTORY, then DEALER, prior to the sale of any Toyota Motor Vehicle on which such installations are required, shall properly install such devices or equipment on such Toyota Motor Vehicles. DISTRIBUTOR agrees to reimburse DEALER for all parts and/or other materials required and used in connection with such work and for labor according to the applicable provisions of the Toyota Warranty Policy and Procedures Manual. DEALER shall comply with state and local laws pertaining to the installation and reporting of such equipment.

          In the interest of motor vehicle safety and emission control, DISTRIBUTOR and DEALER agree to provide to each other such information and assistance as may reasonably be requested by the other in connection with the performance of obligations imposed on either party by the National Traffic and Motor Vehicle Safety Act of 1966 and the Federal Clean Air Act, as amended, and their rules and regulations, and all other applicable federal, state and local motor vehicle safety and emissions control statutes, rules and regulations.

      H.  COMPLIANCE WITH CONSUMER PROTECTION STATUTES, RULES AND REGULATIONS

          Because certain customer complaints may impose liability upon DISTRIBUTOR under various repair or replace laws or other consumer protection laws and regulations, DEALER agrees to provide prompt notice to DISTRIBUTOR of such complaints and take such other steps as DISTRIBUTOR may reasonably require. DEALER will do nothing to affect adversely DISTRIBUTOR's rights under such laws and regulations. Subject to any law or any regulation to the contrary, DEALER shall be liable to DISTRIBUTOR for any refunds or vehicle replacements provided to customer where DISTRIBUTOR reasonably establishes that DEALER failed to carry out vehicle repairs in accordance with DISTRIBUTOR's written published policies and procedures or its express oral instructions subsequently confirmed in writing. DEALER also agrees to provide applicable required customer notifications and disclosures as pre-scribed by repair or replacement laws or other consumer laws or regulations.

XVI.  SERVICE AND PARTS OPERATIONS

      A.  ORGANIZATION AND STANDARDS

          DEALER agrees to organize and maintain an adequate, stable and trained service and parts organization of the highest quality, including a qualified Service Manager and a qualified Parts Manager, and a number of competent customer relations, service and parts personnel sufficient to meet the needs of the marketplace in the reasonable opinion of DISTRIBUTOR. DEALER's personnel will meet the educational, management and technical training standards established by DISTRIBUTOR.

      B.  SERVICE EQUIPMENT AND SPECIAL TOOLS

          DEALER agrees to acquire and properly maintain adequate service equipment and such special service tools and instruments as are specified by DISTRIBUTOR.

      C.  PARTS INVENTORY

          DEALER and DISTRIBUTOR recognize that the owners and users of Toyota Motor Vehicles may reasonably expect that DEALER will have Genuine Toyota Parts or Accessories immediately available for purchase or installation. DEALER, therefore, agrees to carry in stock at all times during the term of this Agreement an adequate inventory of Genuine Toyota Parts or Accessories, as listed in DISTRIBUTOR's current inventory guide, to enable DEALER to meet its customers' needs and to fulfill its service responsibilities under this Agreement.

      D.  ASSISTANCE PROVIDED BY DISTRIBUTOR

          1.   SERVICE TRAINING ASSISTANCE

               To assist DEALER in fulfilling its service and parts responsibilities under this Agreement, DISTRIBUTOR agrees to offer general and specialized service and parts training programs for the benefit and use of DEALER's service and parts organizations. When requested by DISTRIBUTOR, DEALER's personnel shall participate in such programs at DEALER's expense.

          2.   MANUALS AND MATERIALS

               DISTRIBUTOR agrees to make available to DEALER, at DEALER's expense, copies of such dealer manuals, catalogs, bulletins, publications and technical data as DISTRIBUTOR shall deem to be necessary for the needs of DEALER's service and parts organization. DEALER shall be responsible for keeping such manuals, publications and data current and available for consultation by its employees.

          3.   FIELD PERSONNEL ASSISTANCE

               To assist DEALER in handling its parts and service responsibilities under this Agreement, DISTRIBUTOR agrees to make available qualified field parts and service personnel who will, from time to time, advise and counsel DEALER on parts and service-related subjects, including parts and service policies, product quality, technical adjustments, repair and replacement of product components, customer relations, warranty administration, service and parts merchandising, and personnel/management training.

XVII.  CUSTOMER SATISFACTION RESPONSIBILITIES

       A goal of DISTRIBUTOR and DEALER is to be recognized as marketing the finest products and providing the best service in the automobile industry. The Toyota name should be synonymous with the highest level of customer satisfaction. DEALER will take all reasonable steps to ensure that each customer is completely satisfied with his or her Toyota Products and the services and practices of DEALER.

       Whenever requested by DISTRIBUTOR, DEALER shall:

       A. Designate an employee responsible for customer satisfaction commensurate with the needs of the marketplace; and

       B. Provide a detailed written plan of DEALER's customer satisfaction program to DISTRIBUTOR and implement such program on a continuous basis. This plan shall include an ongoing system for:

          1.   Emphasizing customer satisfaction to all DEALER's employees;

          2. Training DEALER's employees, including participation in DISTRIBUTOR's customer satisfaction training at DEALER's expense; and

          3. Responding immediately to, and resolving promptly, requests for customer assistance, and conveying to customers that DEALER is committed to the highest possible level of customer satisfaction.

XVIII. DEALERSHIP FACILITIES AND IDENTIFICATION

       A. FACILITIES

          1. In order for DISTRIBUTOR to establish an effective network of authorized Toyota dealers, DEALER shall provide, and at all times maintain, attractive dealership facilities at the Approved Location(s) that satisfy the image, size, layout, interior design, color, equipment, identification and other factors established by DISTRIBUTOR. DEALER shall meet the minimum facility standards and policies established by DISTRIBUTOR which can be amended from time to time.

          2. To assist DEALER in planning, building, or remodeling dealership facilities, DISTRIBUTOR will provide DEALER, upon request, a Toyota Dealer Facility Planner and will assist in identifying sources from which DEALER may purchase architectural materials and furnishings that meet Toyota standards and guidelines. In addition, representatives of DISTRIBUTOR will be available to DEALER from time to time to counsel and advise DEALER in connection with DEALER's planning and equipping the dealership premises.

      B.  DEALER'S OPERATING HOURS

          DEALER agrees to keep all of its dealership operations open for business during all days and hours that are customary and lawful for such operations in the community or locality in which DEALER is located and in accordance with industry standards. The dealership shall not be considered open unless all sales, service and parts operations are open to the public and dealership personnel are present to assist customers.

     C.   SIGNS

          Subject to applicable governmental ordinances, regulations, and statutes, DEALER agrees to comply with IMPORTER's signage program and to display only standard authorized signage which conforms to the approved corporate identification program.

      D.  USE OF TOYOTA MARKS

          1.   USE BY DEALER

               DISTRIBUTOR grants to DEALER the non-exclusive privilege of displaying or otherwise using authorized Toyota Marks as specified in the Toyota Brand Graphic Standards Manual at the Approved Location(s) in connection with the selling or servicing of Toyota Products.

               DEALER further agrees that it promptly shall discontinue the display and use of any Toyota Marks, or shall change the manner in which any Toyota Marks are displayed and used, when for any reason it is requested to do so by DISTRIBUTOR DEALER may use the Toyota Marks as specified in the Toyota Brand Graphic Standards Manual only at Approved Location(s) and for such purposes as are specified in this Agreement. DEALER agrees that such Toyota Marks may be used as part of the name under which DEALER's business is conducted only with the prior written approval of DISTRIBUTOR.

               DEALER shall discontinue any advertising that DISTRIBUTOR may find to be injurious to DISTRIBUTOR's business or reputation or the Toyota Marks.

          2.   DISCONTINUANCE OF USE

               Upon termination, non-renewal, or expiration of this Agreement, DEALER agrees that it shall immediately:

               a. Discontinue the use of Toyota Marks, or any semblance of same, including without limitation, the use of all stationery, telephone directory listing, and other printed material referring in any way to Toyota or bearing any Toyota Mark;

               b. Discontinue the use of the Toyota Marks, or any semblance of same, as part of its business or corporate name, and file a change or discontinuance of such name with appropriate authorities;

               c. Remove all product signs bearing Toyota Marks. Product signs owned by DEALER shall be removed and disposed of at DEALER's sole cost and expense. Product signs leased to DEALER by or through IMPORTER or its representative shall be removed from DEALER's premises at IMPORTER's sole cost and expense. DEALER hereby grants permission for DISTRIBUTOR to enter upon DEALER's premises to remove signs leased to DEALER by IMPORTER;

               d. Cease representing itself as an authorized Toyota Dealer; and

               e. Refrain from any action, including without limitation, any advertisement, statement or implication that it is authorized to sell or distribute Toyota Products.

               In the event DEALER fails to comply promptly with the terms and conditions of this Section, DISTRIBUTOR shall have the right to enter upon DEALER's premises and remove, without notice or liability, all such product signs and identification bearing the Toyota Marks. DEALER agrees that it shall reimburse DISTRIBUTOR for any costs and expenses incurred in the removal of signs owned by DEALER bearing the Toyota Marks, including reasonable attorney fees.

XIX.  EVALUATION OF DEALER'S PERFORMANCE

      DEALER acknowledges the importance of its overall performance in relation to the purposes and objectives of this Agreement. DISTRIBUTOR will periodically evaluate DEALER's performance of its responsibilities in the areas of sales, service and parts, facili-ties and customer satisfaction, based upon such reasonable criteria as DISTRIBUTOR may establish from time to time. DISTRIBUTOR agrees to review all such evaluations with DEALER and will provide DEALER a copy thereof. Where performance is below acceptable standards of DISTRIBUTOR, DEALER agrees to take prompt action to improve its performance and, if requested by DISTRIBUTOR, to notify DISTRIBUTOR in writing of its detailed plans and timetables for accomplishing those improvements.

      A.  SALES PERFORMANCE EVALUATION

          Pursuant to Section XIV herein, DISTRIBUTOR will evaluate DEALER's sales performance under criteria established by DISTRIBUTOR, which may include, but is not limited to, the achievement of reasonable sales objectives as DISTRIBUTOR may establish; comparisons of DEALER's sales and/or registrations to those of comparable Toyota dealers and other line makes within DEALER's Primary Market Area or such area(s) which DISTRIBUTOR believes is a reasonable basis for comparison; sales performance trends over a reasonable period of time; and the manner in which DEALER has conducted its sales and marketing operations.

      B.  SERVICE PERFORMANCE EVALUATION

          Pursuant to Sections XV and XVI herein, DISTRIBUTOR will evaluate DEALER's service performance in such areas as, without limitation, warranty management, compliance with the Toyota Warranty Policy and Procedures Manual, service management, service operating procedures, service staffing and training, administration, service facilities and equipment, new vehicle pre-delivery service, customer handling and customer retention.

      C.  PARTS PERFORMANCE EVALUATION

          Pursuant to Section XVI herein, DISTRIBUTOR will evaluate DEALER'S parts performance in such areas as, without limitation, general parts management, parts operating procedures, parts staffing and training, parts facilities, parts inventory management, parts sales, accessory sales, parts merchandising and parts availability to customers.

      D.  CUSTOMER SATISFACTION PERFORMANCE EVALUATION

          Pursuant to Section XVII, herein, DISTRIBUTOR will evaluate DEALER's performance of its responsibilities in the area of customer satisfaction based on the following considerations:

          1. DISTRIBUTOR will provide DEALER with customer satisfaction reports or such other equivalent data as will permit DEALER to assess its performance and maintain the highest level of customer satisfaction. DEALER agrees to review with its employees on a regular basis the results of the customer satisfaction reports or other data it receives.

          2. DEALER agrees to develop, implement and review with DISTRIBUTOR specific action plans for improving results in the event that DEALER is below the average customer satisfaction levels for other Toyota dealers in such areas that DISTRIBUTOR believes are a reasonable basis for comparison. DEALER shall respond on a timely basis to requests from DISTRIBUTOR to take action on unsatisfactory customer satisfaction matters and to commit necessary resources to remedy deficiencies reasonably specified by DISTRIBUTOR, and DEALER shall remedy those deficiencies. DISTRIBUTOR reserves the right to establish reasonable, uniform criteria to be used to evaluate DEALER.

      E.  DEALERSHIP FACILITIES EVALUATION

          Pursuant to Section XVIII, herein, DISTRIBUTOR will evaluate DEALER's performance of its responsibilities in the area of dealership facilities.

XX.   CAPITAL, CREDIT, RECORDS AND UNIFORM SYSTEMS

      A.  NET WORKING CAPITAL

          The amount and structure of the net working capital required to properly conduct the business of DEALER depends upon many factors, including the nature, size and volume of DEALER's vehicle sales, service and parts operations. Therefore, DEALER agrees to establish and maintain actual net working capital in an amount not less than the minimum net working capital specified in a separate Minimum Net Working Capital Agreement executed by DEALER and DISTRIBUTOR concurrently with this Agreement. If, either because of changed conditions or because DISTRIBUTOR adopts a new net working capital formula, DISTRIBUTOR shall have the right to revise DEALER's minimum net working capital requirement to be used in DEALER's operation. If so revised, DEALER agrees to enter into the revised Minimum Net Working Capital Agreement and to meet the new standard within a reasonable period of time as established by DISTRIBUTOR.

      B.  FLOORING LINE

          DEALER recognizes that its ability to fulfill its obligations under this Agreement is dependent upon its maintenance of flooring which is sufficient to sustain its ongoing operations. DEALER agrees to obtain and maintain at all times a confirmed and adequate flooring line with a bank or financial institution or other method of financing acceptable to DISTRIBUTOR to enable DEALER to perform its obligations pursuant to this Agreement. Subject to the foregoing obligations, DEALER is free to do its financing business, wholesale, retail or both, with whomever it chooses and to the extent it desires.

      C.  PAYMENT TERMS AND SETTLEMENT OF ACCOUNTS

          All monies or accounts due DEALER from DISTRIBUTOR will be considered net of DEALER's obligations to DISTRIBUTOR on DEALER's parts/open account. DISTRIBUTOR may deduct or offset any amounts due or to become due from DEALER to DISTRIBUTOR, or any amounts held by DISTRIBUTOR, from or against any sums or accounts due or to become due from DISTRIBUTOR to DEALER. Payments by DEALER to DISTRIBUTOR shall be made by electronic bank draft or in any other manner prescribed by DISTRIBUTOR and shall be applied against DEALER's indebtedness in accordance with DISTRIBUTOR's policies and practices. DISTRIBUTOR shall have the right to apply payments received from DEALER to any amount owed to DISTRIBUTOR, in DISTRIBUTOR's sole discretion. All obligations owed by DEALER to DISTRIBUTOR shall be due and payable when billed, unless other terms are established by DISTRIBUTOR in writing.

          Under no circumstances will DISTRIBUTOR enter into a new Agreement with a proposed transferee unless DEALER first makes arrangements acceptable to DISTRIBUTOR to satisfy any outstanding obligations to DISTRIBUTOR on DEALER's parts/open account.

      D.  UNIFORM ACCOUNTING SYSTEM

          DEALER agrees to maintain its financial books and records in accordance with the Toyota Dealer Accounting Manual, as amended from time to time by DISTRIBUTOR In addition, DEALER shall furnish to DISTRIBUTOR, who may also furnish it to IMPORTER and FACTORY, complete and accurate financial and operating information by the tenth (10th) of each month in a format prescribed by DISTRIBUTOR. This information shall include, without limitation, a complete and accurate financial and operating statement covering the preceding month and calendar year-to-date operations, including any adjusted year-end statements, showing the true condition of DEALER's business. All such information shall be furnished by DEALER to DISTRIBUTOR via DISTRIBUTOR's electronic communications network and/or in hard copy and/or in any other manner designated by DISTRIBUTOR.

      E.  RECORDS MAINTENANCE

          DEALER agrees to keep complete, accurate and current records regarding its sale, lease and servicing of Toyota Products for a minimum of five
          (5) years, regardless of any retention period required by any governmental entity. DEALER shall prepare, keep current and retain records in support of requests for reimbursement for warranty and policy work performed by DEALER in accordance with the IMPORTER's Toyota Warranty Policy and Procedures Manual.

      F.  EXAMINATION OF DEALERSHIP ACCOUNTS AND RECORDS

          DISTRIBUTOR, in its sole discretion, without notice and for any reason whatsoever, shall have the right during regular business hours to inspect DEALER's facilities and to examine, audit and to reproduce all records, accounts and supporting data relating to the operations of DEALER, including without limitation, sales, sales reporting, service and repair of Toyota Products by DEALER. If requested by DEALER, DISTRIBUTOR agrees to review any report with DEALER and to provide a copy of any report of the examination or audit of DEALER.

      G.  TAXES

          DEALER shall be responsible for and duly pay all taxes of any kind, including, but not limited to, sales taxes, use taxes, excise taxes and other governmental municipal charges imposed, levied or based upon the sale of Toyota Products by DEALER, and shall maintain accurate records of the same.

      H.  CONFIDENTIALITY

          Except as provided in Sections XX(D) above and XXI(A), below, DISTRIBUTOR agrees that it shall not provide any financial information, documents or other information submitted to it by DEALER to any third party, other than subsidiary and parent corporations of DISTRIBUTOR, unless authorized by DEALER, required by law, required to effectuate the terms and conditions of this Agreement, or required to generate composite or comparative data for analytical purposes.

          DEALER agrees to keep confidential and not to disclose, directly or indirectly, any information that DISTRIBUTOR designates as confidential,

     I.   INFORMATION COMMUNICATION SYSTEMS

          To facilitate the accurate and prompt reporting of such relevant dealership operational and financial information as DISTRIBUTOR may require, DEALER agrees to install and maintain electronic communication processing facilities which are compatible with and which will facilitate the transmission and reception of such information on the electronic communications network utilized by DISTRIBUTOR.

     J.   SALES REPORTING

          DEALER agrees to report accurately to DISTRIBUTOR, together with such information as DISTRIBUTOR may reasonably require, the delivery of each new motor vehicle to a purchaser by the end of the day in which the vehicle is delivered to the purchaser thereof; and to furnish DISTRIBUTOR with such other reports in such form as DISTRIBUTOR may reasonably require from time to time.

XXI. RIGHT OF FIRST REFUSAL OR OPTION TO PURCHASE

     A.   RIGHTS GRANTED

          If a proposal to sell the dealership's assets or transfer its ownership is submitted by DEALER to DISTRIBUTOR, or in the event of the death of the majority Owner of DEALER, DISTRIBUTOR has a right of first refusal or option to purchase the dealership assets or stock, including any leasehold interests or realty. DISTRIBUTOR's exercise of its right or option under this Section supersedes any right or attempt by DEALER to transfer its interest in, or ownership of, the dealership. DISTRIBUTOR's right or option may be assigned by it to any third party and DISTRIBUTOR hereby guarantees the full payment to DEALER of the purchase price by such assignee. DISTRIBUTOR may disclose the terms of any pending buy/sell agreement and any other relevant dealership performance information to any potential assignee. DISTRIBUTOR's rights under this Section will be binding on and enforceable against any successor in interest of DEALER or purchaser of DEALER's assets or stock.

     B.   EXERCISE OF DISTRIBUTOR'S RIGHTS

          DISTRIBUTOR shall have thirty (30) days from the following events within which to exercise its right of first refusal or option to purchase: (i) DISTRIBUTOR's receipt of all data and documentation customarily required by it to evaluate a proposed transfer of ownership; (ii) DISTRIBUTOR's receipt of written notice from DEALER of the death of the majority Owner of DEALER, or (iii) DISTRIBUTOR's disapproval of any application submitted by an Owner's heirs pursuant to Section XXII. DISTRIBUTOR's exercise of its right of first refusal under this Section shall neither be dependent upon nor require its prior consideration of or refusal to approve the proposed buyer or transferee.

     C.   RIGHT OF FIRST REFUSAL

          If DEALER has entered into a bona fide written agreement to sell its dealership stock or assets, DISTRIBUTOR's right under this Section is a right of first refusal, enabling DISTRIBUTOR to assume the buyer's rights and obligations under such agreement, and to terminate this Agreement and all rights granted DEALER. Upon DISTRIBUTOR's request, DEALER agrees to provide other documents relating to the proposed transfer and any other information which DISTRIBUTOR deems appropriate, including, but not limited to, those reflecting other agreements or understandings between the parties to the buy/sell agreement. Refusal to provide such documentation or to state in writing that no such documents exist shall create the presumption that the buy/sell agreement is not a bona fide agreement.

     D.   OPTION TO PURCHASE

          In the event of the death of the majority Owner of DEALER or if DEALER submits a proposal which DISTRIBUTOR reasonably believes is not bona fide, DISTRIBUTOR has the option to purchase the principal assets of DEALER utilized in the dealership business, including real estate and leasehold interests, and to cancel this Agreement and the rights granted DEALER. The terms and conditions of the purchase of the dealership assets will be determined by good faith negotiations between the parties. If an agreement cannot be reached, those terms will be exclusively determined by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The site of the arbitration shall be the office of the American Arbitration Association in the locality of DISTRIBUTOR's principal place of business.

     E.   DEALER'S OBLIGATIONS

          Upon DISTRIBUTOR's exercise of its right or option and tender of performance hereunder, DEALER shall forthwith transfer the affected real property by warranty deed or its equivalent, conveying marketable title free and clear of all liens, claims, mortgages, encumbrances, interests and occupancies. The warranty deed or its equivalent shall be in proper form for recording, and DEALER shall deliver complete possession of the property and deed at the time of closing. DEALER shall also furnish to DISTRIBUTOR all copies of any easements, licenses or other documents affecting the property or dealership operations and shall assign any permits or licenses that are necessary or desirable for the use of or appurtenant to the property or the conduct of such dealership operations. DEALER shall also forthwith execute and deliver to DISTRIBUTOR instruments satisfactory to DISTRIBUTOR conveying title to all affected personal property and leasehold interests involved in the transfer or sale to DISTRIBUTOR. If any personal property is subject to any lien or charge of any kind, DEALER agrees to procure the discharge and satisfaction thereof prior to the closing of sale of such property to DISTRIBUTOR.

      F.  NO APPLICABILITY TO NOMINATED SUCCESSOR

          Section XXI shall not apply to any DEALER whose proposed transfer of assets or ownership is to a candidate who is currently approved by DISTRIBUTOR to be DEALER's nominated successor pursuant to Section XXII(C).

XXII. SUCCESSION RIGHTS UPON DEATH OR INCAPACITY

      A.  SUCCESSION TO OWNERSHIP AFTER DEATH OF OWNER

          In the event that Owner dies and his or her interest in Dealership passes directly to any person or persons ("Heirs") who wish to succeed to Owner's interest, then Owner's legal representative must notify DISTRIBUTOR within sixty (60) days of the death of the Owner of such Heir's or Heirs' intent to succeed Owner. The legal representative also must then designate a proposed General Manager for DISTRIBUTOR approval. The effect of such notice from Owner's legal representative will be to suspend any notice of termination provided for in Section XXIII(B)(4) issued hereunder.

          Upon delivery of such notice, Owner's legal representative shall immediately request any person(s) identified by it as intending to succeed Owner and the designated candidate for General Manager to submit an application and to provide all personal and financial information that DISTRIBUTOR may reasonably and customarily require in connection with its review of such applications. All requested information must be provided promptly to DISTRIBUTOR and in no case later than thirty (30) days after receipt of such request from Owner's legal representative. Upon the submission of all requested information, DISTRIBUTOR agrees to review such application(s) pursuant to the then current criteria generally applied by DISTRIBUTOR in qualifying dealer Owners and/or General Managers. DISTRIBUTOR shall either approve or disapprove the application(s) within ninety (90) days of full compliance with all DISTRIBUTOR's requests for information. If DISTRIBUTOR approves the application(s), it shall offer to enter into a new Toyota Dealer Agreement with Owner's Heir(s) in the form then currently in use, subject to such additional conditions and for such a term as DISTRIBUTOR deems appropriate.

          In the event that DISTRIBUTOR does not approve the designated Heir(s) or designated candidate for General Manager, or if the Owner's legal representative withdraws his or her notice of the Heir(s) intent to succeed as Owner(s), or if the legal representative or any proposed owners or General Manager fails to timely provide the required information, DISTRIBUTOR may reinstate or issue a notice of termination. Nothing in this Section shall constitute a waiver of DISTRIBUTOR's right under Section XXI to exercise its right of first refusal or option to purchase.

      B.  INCAPACITY OF OWNER

          The parties agree that, as used herein, incapacity shall refer to any physical or mental ailment that, in DISTRIBUTOR's opinion, adversely affects Owner's ability to meet his or her obligations under this Agreement. DISTRIBUTOR may terminate this Agreement when an incapacitated Owner also is the General Manager identified herein.

          Prior to the effective date of any notice of termination, an incapacitated Owner who is also the General Manager, or his or her legal representative, may propose a new candidate for the position of General Manager. Such proposal shall be in writing and shall suspend any pending notice of termination until DISTRIBUTOR advises DEALER of its approval or disapproval of the new candidate. Upon receipt of such notice, DISTRIBUTOR and DEALER shall follow the qualification procedures set forth in subsection (A) above.

      C.  NOMINATION OF SUCCESSOR
          PRIOR TO DEATH OR INCAPACITY OF OWNER

          An Owner owning a majority of DEALER's stock may nominate a candidate to assume ownership and/or the position of General Manager of the dealership upon his or her death or incapacity.

          As soon as practicable after such nomination, DISTRIBUTOR will request such personal and financial information from the nominated Owner and/or General Manager candidate as it reasonably and customarily may require in evaluating such candidates. DISTRIBUTOR shall apply criteria then currently used by DISTRIBUTOR in qualifying Owners and/or General Managers of authorized dealers. Upon receipt of all requested information, DISTRIBUTOR shall either approve or disapprove such candidate. Approval by DISTRIBUTOR will not be unreasonably withheld. In the event of the death or incapacity of the nominating Owner, DISTRIBUTOR will enter into a new Toyota Dealer Agreement with the approved nominee of a length to be determined by DISTRIBUTOR. DISTRIBUTOR agrees that DEALER may renominate the candidate after the expiration of this Agreement, and DISTRIBUTOR will approve such nomination provided: (1) DISTRIBUTOR and DEALER have entered into a new Toyota Dealer Agreement; and (2) the proposed candidate continues to comply with the then current criteria used by DISTRIBUTOR in qualifying such candidates. If DISTRIBUTOR does not initially qualify the candidate, DISTRIBUTOR agrees to review the reason(s) for its decision with Owner. Owner is free at any time to renew its nomination. However, in such instances, the candidate must again qualify pursuant to the then current criteria. Owner may, by written notice, withdraw a nomination at any time, even if DISTRIBUTOR has previously qualified said candidate.

XXIII. TERMINATION

       A. VOLUNTARY TERMINATION BY DEALER

          DEALER may voluntarily terminate this Agreement at any time by written notice to DISTRIBUTOR. Termination shall be effective thirty (30) days after receipt of the notice by DISTRIBUTOR, unless otherwise mutually agreed in writing.

       B. TERMINATION FOR CAUSE

          1.   IMMEDIATE TERMINATION

               DEALER and DISTRIBUTOR agree that the following conduct is within DEALER's control and is so contrary to the goals, purposes and objectives of this Agreement as to warrant its immediate termination. Accordingly, DEALER agrees that if it engages in any of the following types of conduct, DISTRIBUTOR shall have the right to terminate this Agreement immediately:

               a. If DEALER fails to conduct any customary dealership operations for seven consecutive business days during DEALER's customary business hours, except in the event such closure or cessation of operation is caused by some physical event beyond the control of DEALER, such as fires, floods, earthquakes, or other acts of God;

               b. If DEALER becomes insolvent, or files any petition under bankruptcy law, or executes an assignment for the benefit of creditors, or appoints a receiver or trustee or another officer having similar powers is appointed for DEALER and is not removed within thirty (30) days from his appointment thereto or there is any levy under attachment or execution or similar process which is not vacated or removed by payment or bonding within ten (10) days;

               c. If DEALER, or any Owner or officer or parent company of
                  DEALER, is convicted of any felony;

               d. If DEALER or any Owner, officer or General Manager of DEALER makes any material misrepresentation to DISTRIBUTOR, including, but not limited to, any misrepresentations made by DEALER to DISTRIBUTOR in applying for this Agreement or for approval as Owner or General Manager of DEALER;

               e. If DEALER fails to obtain or maintain any license, permit or authorization necessary for the conduct by DEALER of his or her business pursuant to this Agreement, or such license, permit or authorization is suspended or revoked; or

               f. If DEALER makes any attempted or actual sale, transfer or assignment by DEALER of this Agreement or any of the rights granted DEALER hereunder, or upon any attempted or actual transfer, assignment or delegation by DEALER of any of the responsibilities assumed by it under this Agreement without the prior written approval of DISTRIBUTOR.

          2.   TERMINATION UPON SIXTY DAYS NOTICE

               The following conduct violates the terms and conditions of this Agreement and, if DEALER engages in such conduct, DISTRIBUTOR shall have the right to terminate this Agreement upon sixty (60) days notice:

               a. Appointment of a new General Manager without the prior written approval of DISTRIBUTOR;

               b. Conducting, directly or indirectly, any Toyota dealership operation at any location other than at the Approved Location(s);

               c. Failure of DEALER to make any payments to DISTRIBUTOR when due;

               d. Failure of DEALER to establish or maintain during the
                  existence of this Agreement the required net working capital or adequate flooring line;

               e. Any dispute, disagreement or controversy among Owners,
                  partners, managers, officers or stockholders of DEALER that, in the reasonable opinion of DISTRIBUTOR, adversely affects the ownership, operation, management, business, reputation or interests of DEALER or DISTRIBUTOR;

               f. Impairment of the reputation or financial standing of DEALER,
                  Owner, officer or parent company subsequent to the execution of this Agreement;

               g. Refusal to permit DISTRIBUTOR to examine or audit DEALER's accounting records as provided herein upon receipt by DEALER from DISTRIBUTOR of written notice requesting such permission or information;

               h. Failure of DEALER to furnish all required sales or financial information and related supporting information in a timely manner;

               i. Any civil, criminal or administrative liability found against
                  DEALER or any Owner, officer or parent company of DEALER for any automotive-related matter which adversely affects the ownership, operation, management, reputation, business or interests of DEALER, or impairs the goodwill associated with the Toyota Marks; or

               j. Breach or violation by DEALER of any other term or provision of this Agreement.

          3.   TERMINATION FOR FAILURE OF PERFORMANCE

               If, upon evaluation of DEALER's performance pursuant to Section XIX, herein, DISTRIBUTOR concludes that DEALER has failed to perform adequately its sales, service, parts or customer satisfaction responsibilities or to provide adequate dealership facilities, DISTRIBUTOR shall notify DEALER in writing of such failure(s) and will endeavor to review promptly with DEALER the nature and extent of such failure(s), and will grant DEALER 180 days or such other period as may be required by law to correct such failure(s). If DEALER fails or refuses to correct such failure(s) or has not made substantial progress towards remedying such failure(s) at the expiration of such period, DISTRIBUTOR may terminate this Agreement upon sixty (60) days notice or such other notice as may be required by law. Section XXIII(B)(3) shall not be applicable where DEALER has relocated without DISTRIBUTOR's approval.

     4.   TERMINATION UPON DEATH OR INCAPACITY

          DISTRIBUTOR may terminate this Agreement in the event of the death of an Owner or upon the incapacity of any Owner who is also the General Manager identified herein, upon written notice to DEALER and/or such Owner's legal representative. Termination upon either of these events shall be effective ninety (90) days from the date of such notice.

     C.   NOTICE OF TERMINATION

          Any notice of termination under this Agreement shall be in writing and shall be mailed to DEALER or its General Manager at DEALER's Approved Location by certified mail, return receipt requested, or shall be delivered in person to the dealership. Such notice shall be effective upon the date of receipt. DISTRIBUTOR need not state all grounds on which it relies in its termination of DEALER, and shall have the right to amend such notice as appropriate. DISTRIBUTOR's failure to refer to any additional grounds for termifiation shall not constitute a waiver of its right later to rely upon such grounds.

     D.   CONTINUANCE OF BUSINESS RELATIONS

          Upon receipt of any notice of termination or non-renewal, DEALER agrees to conduct itself and its operation until the effective date of termination or non-renewal in a manner that will not injure the reputation or goodwill of the Toyota Marks or DISTRIBUTOR

     E.   REPURCHASE PROVISIONS

          1.   DISTRIBUTOR'S OBLIGATIONS

               Upon the expiration or termination of this Agreement (other than pursuant to an approved agreement to sell the dealership business or assets or to otherwise transfer the ownership of DEALER), DISTRIBUTOR shall repurchase from DEALER the following:

               a. New; unused, never titled, unmodified, undamaged, current model year Toyota Motor Vehicles with less than 100 miles, then unsold in DEALER's inventory. The prices of such Motor Vehicles shall be the same as those at which they were originally purchased by DEALER, less all prior refunds or other allowances made by DISTRIBUTOR to DEALER with respect thereto.

               b. New, unused and undamaged Toyota parts and accessories, contained in the original packaging, then unsold in DEALER's inventory that are in good and saleable condition. The prices for such parts and accessories shall be the prices last established by DISTRIBUTOR for the sale of identical parts or accessories to dealers in the area in which DEALER is located.

               c. Special service tools recommended by DISTRIBUTOR and then owned by DEALER and that are especially designed for servicing Toyota Motor Vehicles. The prices for such special service tools will be the price paid by DEALER less appropriate depreciation, or such other price as the parties may negotiate.

               d. Signs that DISTRIBUTOR has recommended for identification of
                  DEALER and are owned by DEALER. The price of such signs shall be the price paid by DEALER less appropriate depreciation or such other price as the parties may negotiate.

     2.   RESPONSIBILITIES OF DEALER

          DISTRIBUTOR's obligations to repurchase the items set forth in this Section are contingent upon DEALER fulfilling the following obligations:

           a. Within thirty (30) days after the date of expiration or the effective date of termination of this Agreement, DEALER shall deliver or mail to DISTRIBUTOR a detailed inventory of all items referred to in this Section which it requests DISTRIBUTOR to repurchase and shall certify that such list is true and accurate.

          b. DEALER shall be entitled to request repurchase of only those items which it purchased from DISTRIBUTOR, unless DISTRIBUTOR agrees otherwise.

          c. Products and special service tools to be repurchased by DISTRIBUTOR from DEALER shall be delivered by DEALER to DISTRIBUTOR's place of business at DEALER's expense.

          d. DEALER will execute and deliver to DISTRIBUTOR instruments satisfactory to DISTRIBUTOR conveying good and marketable title to the aforesaid items to DISTRIBUTOR. If such items are subject to any lien or charge of any kind, DEALER will procure the discharge in satisfaction thereof prior to their repurchase by DISTRIBUTOR.

          e. DEALER will remove, at its own expense, all signage bearing Toyota marks which it owns from DEALER's Approved Location(s) before it is eligible for payment for any repurchased items pursuant to Section XXIII(E).

     3.   PAYMENT BY DISTRIBUTOR

          DISTRIBUTOR will pay DEALER for such items as DEALER may request be repurchased and that qualify hereunder as soon as practicable upon DEALER's compliance with the obligations set forth herein and upon computation of any outstanding indebtedness of DEALER to DISTRIBUTOR. DISTRIBUTOR shall have the right to offset from any amounts due to DEALER hereunder the total sum of DEALER's outstanding indebtedness to DISTRIBUTOR.

          If DEALER disagrees with DISTRIBUTOR's valuation of any item herein, and DEALER and DISTRIBUTOR have not resolved their disagreement within sixty (60) days of the effective date of termination or expiration of this Agreement, DISTRIBUTOR shall pay to DEALER the amount to which it reasonably believes DEALER is entitled. DEALER's exclusive remedy to recover any additional sums that it believes is due under this Section shall be by resort to any existing Alternative Dispute Resolution program established by DISTRIBUTOR that is binding on DISTRIBUTOR. If no Alternative Dispute Resolution program is then existing, DEALER's exclusive remedy shall be by resort to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (AAA). The site of the arbitration shall be the office of the AAA in the locality of DISTRIBUTOR's principal place of business.

XXIV.  MANAGEMENT OF DISPUTES

       A. ALTERNATIVE DISPUTE RESOLUTION PROGRAMS

          DISTRIBUTOR and DEALER acknowledge that disputes involving the performance of this Agreement may from time to time arise that cannot be resolved at the DISTRIBUTOR level. In order to minimize the effects of such disputes on their business relationship, the parties agree to participate in such Alternative Dispute Resolution programs, including mediation, as may be established by DISTRIBUTOR in its sole discretion.

          It is expressly understood that, unless otherwise specified in this Agreement, the results of any Alternative Dispute Resolution program will not be binding upon DEALER, but shall be binding upon DISTRIBUTOR. The parties' commitment to support and participate in Alternative Dispute Resolution programs specifically is not a waiver of DEALER's right to later resort to litigation before any judicial or administrative forum.

       B. APPLICABLE LAW

          This Agreement shall be governed by and construed according to the laws of the state in which DEALER is located.

       C. MUTUAL RELEASE

          Each party hereby releases the other from any and all claims and causes of action that it may have against the other for money damages arising from any event occurring prior to the date of execution of this Agreement, except for any accounts payable by one party to the other as a result of the purchase of any Toyota Products, audit adjustments or reimbursement for any services. This release does not extend to claims which either party does not know or reasonably suspect to exist in its favor at the time of the execution of this Agreement.

XXV.   DEFENSE AND INDEMNIFICATION

       A. DEFENSE AND INDEMNIFICATION BY DISTRIBUTOR

          DISTRIBUTOR agrees to assume the defense of DEALER and to indemnify and hold harmless DEALER, expressly conditioned and subject to all provisions of Section XXV(C), against loss in any lawsuit or claim naming DEALER for bodily injury, property damage or breach of warranty caused solely by an alleged defect in design, manufacture or assembly of a Toyota Product (except for tires not manufactured by FACTORY) sold by DISTRIBUTOR to DEALER for resale that has not been altered, converted or modified by or for DEALER, provided that the alleged defect could not reasonably have been discovered by DEALER during pre-delivery inspection or service or installation of Toyota Products, less any offset. DISTRIBUTOR agrees to defend, to indemnify and hold harmless DEALER for alleged misrepresentations, misleading statements, unfair or deceptive trade practices of DISTRIBUTOR, IMPORTER or FACTORY or any substantial damage to a Toyota Product purchased by DEALER from DISTRIBUTOR which was improperly repaired by DISTRIBUTOR unless DEALER has been notified of such damage in writing prior to retail delivery of the affected Toyota Product. Notwithstanding any provision of this Agreement, DISTRIBUTOR shall not be required to defend, to indemnify or hold harmless DEALER against loss resulting from any claim, complaint, or action alleging DEALER misconduct, including but not limited to, improper or unsatisfactory service or repair, or misrepresentations, or any claim of DEALER's unfair or deceptive trade practices or any claim of improper environmental or work place practices or conditions.

       B. DEFENSE AND INDEMNIFICATION BY DEALER

          DEALER agrees to assume the defense of DISTRIBUTOR, IMPORTER or FACTORY and to indemnify and hold them harmless, expressly conditioned and subject to all provisions of Section XXV(C), against loss in any lawsuit or claim naming DISTRIBUTOR, IMPORTER or FACTORY, or their subsidiaries or affiliates, when the claim or lawsuit directly or indirectly involves any allegations of: (1) DEALER's alleged failure to comply, in whole or in part, with any obligation assumed by DEALER pursuant to this Agreement; or (2) DEALER's alleged negligent or improper repairing or servicing or installation of a new or used Toyota Motor Vehicle or Toyota Product, or any loss related to other motor vehicles or equipment, other than Toyota Motor Vehicles or Products, as may be sold, serviced, repaired or installed by DEALER; or (3) DEALER's alleged breach of any contract or warranty other than that provided by DISTRIBUTOR, IMPORTER or FACTORY; or (4) DEALER's alleged misleading statements, misrep-resentations, or deceptive or unfair trade practices; or (5) any modification, conversion or alteration made by or for DEALER to a Toyota Product, except those made pursuant to the express written approval and instruction of DISTRIBUTOR, IMPORTER or FACTORY; or (6) any and all claims arising out of or in any way connected to the hiring, retention or termination of any person by DEALER, including but not limited to, claims of employment discrimination, age, race or sex discrimination or harassment, wrongful discharge or termination, breach of the covenant of good faith and fair dealing, breach of contract, interference with contractual relations, intentional and/or negligent infliction of emotional distress, defamation, negligent hiring, violations of or non-compliance with: the Occupational Safety and Health Act, the Fair Labor Standards Act, or the Employment Retirement Income and Security Act ("ERISA") or any similar state or local laws.

       C. CONDITIONAL DEFENSE AND/OR INDEMNIFICATION

          The obligations of the DEALER, DISTRIBUTOR, IMPORTER or FACTORY to defend, to indemnify and hold harmless are expressly conditioned and subject to all of the following terms:

          1. The party initially requesting defense and/or indemnification shall make such request in writing and deliver to the other party within twenty (20) days of service of any legal process or within twenty (20) days of discovery of facts giving rise to indemnification, whichever is sooner.

          2. The party requesting defense and/or indemnification covenants, represents and warrants that it, its agents or employees have not permitted a default judgment to be entered and have not made any direct or indirect admissions of liability, and are not aware of any credible evidence to support any independent claim of liability or lack of unity of interest. Said party further agrees to cooperate fully in the defense of such action as may be reasonably required.

          3.   The party requested to defend and/or indemnify shall have sixty
               (60) days from receipt of a request in writing to conduct an investigation or otherwise determine whether or not, or under what conditions, it will agree to defend and/or indemnify

          4. During the pendency of a request for defense and/or indemnification, and there-after, the requesting party shall have a continuing duty to avoid undue prejudice to the other party and to mitigate damages. The party requesting indemnification shall protect its own interests until a decision has been made to assume the defense and/or provide indemnification.

          5. The party accepting the request for defense and/or indemnification shall have the right to engage and direct counsel of its own choosing and shall have the obligation to reimburse the requesting party for all reasonable costs and expenses, including reasonable attorneys' fees, incurred prior to such assumption except where the request is made under the circumstances described in XXV(C)(6), and subject to the provisions of XXV(C) (9).

          6. If subsequent developments in a case, supported by credible evidence, cause a party to reasonably conclude that the allegations which initially preclude a request or acceptance of a request for defense and/or indemnification are meritless or no longer at issue, then the request may be retendered.

          7. No party shall be required to agree to such a subsequent request or retender of defense and/or indemnification where that party would be unduly prejudiced by such delay. Initial acceptance by any party of defense and/or indemnification is not a waiver of the right to retender timely.

          8. A party agreeing to defend and/or indemnify may make its written agreement conditioned upon the continued existence of the state of facts as then known as well as such other reasonable conditions as may be dictated by the particular allegations or claims.

          9. Any party withdrawing from its agreement to defend and/or indemnify, shall give timely written notice which shall be effective upon receipt. The withdrawing party shall be responsible for all costs and expenses of defense prior to receipt of notice of withdrawal, except for those reasonable costs and expenses, including reasonable attorneys' fees, incurred solely for the benefit of the other party.

          10. The defense, indemnification and hold harmless obligations of this Agreement shall survive the termination of this Agreement.

XXVI.  GENERAL PROVISIONS

       A. NOTICES

          Except as otherwise specifically provided herein, any notice required to be given by either party to the other shall be in writing and delivered personally to the dealership or by certi-fled mail, return receipt requested, and shall be effective on the date of receipt. Notices to DEALER shall be directed to DEALER or its General Manager at DEALER's Approved Location. Notices to DISTRIBUTOR shall be directed to the General Manager of DISTRIBUTOR.

     B.   NO IMPLIED WAIVERS

          The failure of either party at any time to require performance by the other party of any provision herein shall in no way affect the right of such party to require such performance at any time thereafter, nor shall any waiver by any party of a breach of any provision herein constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself.

          Any continuation of business relations between the parties following expiration of this Agreement shall not be deemed a waiver of the expiration nor shall it imply that either party has committed to continue to do business with the other at any time in the future. Should this Agreement be renewed or any other form of agreement be offered to DEALER, DISTRIBUTOR reserves the right to offer an agreement of a length and upon such additional terms and conditions as it deems reasonable.

     C.   SOLE AGREEMENT OF THE PARTIES

          There are no prior agreements or understandings, either oral or written, between the parties affecting this Agreement or relating to the sale or service of Toyota Products, except as otherwise specifically provided for or referred to in this Agreement. DEALER acknowledges that no representations or statements other than those expressly set forth herein were made by DISTRIBUTOR or any officer, employee, agent or representative thereof, or were relied upon by DEALER in entering into this Agreement. This Agreement cancels and supersedes all previous agreements between the parties relating to the subject matters covered herein. No change or addition to, or deletion of, any portion of this Agreement (except as provided in Section III) shall be valid or binding upon the parties hereto unless the same is approved in writing by an officer of each of the parties hereto.

     D.   DEALER NOT AN AGENT OR REPRESENTATIVE

          DEALER is an independent business. This Agreement is not a property right and does not constitute DEALER, Owners or employees of DEALER as the agent or legal representatives of DISTRIBUTOR for any purpose whatsoever. DEALER, Owners and employees of DEALER or any other persons acting on behalf of DEALER are not granted any express or implied right or authority to assume or create any obligation on behalf of or in the name of DISTRIBUTOR or to bind DISTRIBUTOR in any manner whatsoever.

     E.   ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES

          This is a personal service agreement and may not be assigned or sold in whole or in part, directly or indirectly, voluntarily or by operation of law, without the prior written approval of DISTRIBUTOR. Any attempted transfer, assignment or sale without DISTRIBUTOR's prior written approval will be void and not binding upon DISTRIBUTOR

     E.   NO FRANCHISE FEE

          DEALER warrants that it has paid no fee, nor has it provided any goods or services in lieu of same, to DISTRIBUTOR or any other party in consideration of entering into this Agreement. The sole consideration for DISTRIBUTOR's entering into this Agreement is DEALER's ability, integrity, assurance of personal services and expressed intention to deal fairly and equitably with DISTRIBUTOR and the public.

     G.   SEVERABILITY

          If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Agreement will be considered divisible as to such provisions, and such provisions will be deemed amended to comply with such law, or if it cannot be so amended without materially affecting the tenor of the Agreement, then it will be deemed deleted from this Agreement in such jurisdiction, and in either case, the remainder of the Agreement will be valid and binding.

     H.   NEW AND SUPERSEDING DEALER AGREEMENTS

          In the event any new and superseding form of dealer Agreement is offered by DISTRIBUTOR to authorized Toyota dealers generally at any time prior to the expiration of the term of this Agreement, DISTRIBUTOR may, by written notice to DEALER, replace this Agreement with a new agreement in a new and superseding form for a term not less than the then unexpired term of this Agreement.

     I.   BENEFIT

          This Agreement is entered into by and between DISTRIBUTOR and DEALER for their sole and mutual benefit. Neither this Agreement nor any specific provision contained in it is intended or shall be construed to be for the benefit of any third party.

     J.   NO FIDUCIARY RELATIONSHIP

          This Agreement shall not be construed to create a fiduciary relationship between DEALER and DISTRIBUTOR.

     K.   NO JOINT EMPLOYMENT

          DEALER acknowledges that it has assumed obligations under this Agreement to use its best efforts to sell and service Toyota Products, to increase the future growth in Toyota Product sales through increased customer satisfaction and other obligations related to the operation of the dealership and recognizes the necessity to employ and train qualified personnel to satisfy these commitments. To this end, DEALER agrees to employ only qualified persons who will fulfill the commitments made by DEALER to DISTRIBUTOR in this Agreement. Notwithstanding the foregoing, DEALER retains the sole and exclusive right to determine whom to hire and their qualifications, to direct, control and supervise DEALER's employees, and to establish all terms and conditions of employment of DEALER's employees. All supervision, control and direction of DEALER's employees shall be the sole and exclusive responsibility of DEALER. DEALER shall at all times remain the sole employer of persons employed by DEALER and, to this end, DEALER and DISTRIBUTOR agree that no act or omission of DEALER or DISTRIBUTOR shall be construed to make or render them joint employer, co-employer or alter ego of each other.

     L.   CONSENT OF DISTRIBUTOR

          Any time that this Agreement provides that DEALER must obtain DISTRIBUTOR's consent to any proposed conduct or change, DEALER must provide all information requested by DISTRIBUTOR concerning the proposal, and DISTRIBUTOR shall have a reasonable amount of time in which to evaluate the proposal.

     M.   DISTRIBUTOR'S POLICIES

          This Agreement, from time to time, refers to certain policies and standards. DEALER acknowledges that these policies and standards are prepared by DISTRIBUTOR in its sole discretion based upon DISTRIBUTOR's evaluation of the marketplace. DISTRIBUTOR may reasonably amend its policies and standards as the marketplace changes from time to time.

XXVII. DEFINITIONS

       As used in this Agreement, the parties agree that the following terms shall be defined as exclusively set forth below.

       A. OWNER: The persons identified in Section IV hereof.

       B. GENERAL MANAGER: The person identified in Section V hereof.

       C. DEALER FACILITIES: The buildings, improvements, fixtures, and equipment situated at the Approved Location(s).

       D. APPROVED LOCATION(S): The location(s) and any facilities thereon, designated in Section VII that DISTRIBUTOR has approved for the dealership operation(s) specified therein.

       E. TOYOTA MARKS: The various Toyota trademarks, service marks, names, logos and designs that DEALER is authorized by DISTRIBUTOR to use in the sale and servicing of Toyota Products as specified in the current Toyota Brand Graphic Standards Manual.

       F. TOYOTA PRODUCTS: All Toyota Motor Vehicles, parts, accessories and equipment which IMPORTER, in its sole discretion, sells to DISTRIBUTOR for resale to authorized Toyota dealers.

       G. TOYOTA MOTOR VEHICLES: All motor vehicles identified in the current Toyota Product Addendum that DISTRIBUTOR sells to DEALER for resale.

       H. GENUINE TOYOTA PARTS AND ACCESSORIES: All Toyota brand Parts and Accessories manufactured by or on behalf of DISTRIBUTOR or FACTORY or other parts and accessories specifically approved by FACTORY for use in servicing Toyota Motor Vehicles and sold by DISTRIBUTOR to DEALER for resale.

                            ADDENDUM TO PARAGRAPH X
                            -----------------------

     These Additional Provisions to Toyota Dealer Agreement ("Additional Provisions") are entered into as of June 30, 1997, among DISTRIBUTOR, DEALER,
                                    -------------
and FIRSTAMERICA AUTOMOTIVE, INC., a Nevada corporation (hereinafter "FAA"), and form a part of and are incorporated into the Dealer Agreement.

                                   RECITALS
                                   --------

     1.   DISTRIBUTOR and DEALER have entered into a Toyota Dealer Agreement
(the "Dealer Agreement") dated as of June 30, 1997     .
                                     ------------------

     2.   FAA is the 100% shareholder of DEALER.

     3. FAA and DEALER are hereinafter collectively referred to as the "Dealer Parties". DISTRIBUTOR and the Dealer Parties are hereinafter collectively referred to as the "Parties".

     4. The Parties wish to enter into these Additional Provisions for the purposes of agreeing to be bound by the terms of these Additional Provisions, which are a part of and are incorporated into the Dealer Agreement.

     5.   The ownership of FAA shall be approximately as follows:

                    Thomas A. Price:                        41%
--------------------------------------------------------------------------------
                    Donald V. Strough:                      11%
--------------------------------------------------------------------------------
                    TCW\Crescent Mezzanine Partners, L.P.:  19%
--------------------------------------------------------------------------------
                    Others:                                 29%
--------------------------------------------------------------------------------

     NOW THEREFORE, in consideration for the mutual agreements contained herein and in the Dealer Agreement, the Parties agree as follows:

A.   General

          1.   DISTRIBUTOR and FAA have entered into an Agreement dated   June
                                                                        --------
30, 1997    (the "Agreement") relating, among other matters, to the number
------------
of Toyota and Lexus dealerships which may be acquired by FAA and its affiliates and to certain aspects of the management of Toyota and Lexus dealerships owned by FAA. The Dealer Parties agree that the Agreement is incorporated into and forms a part of the Dealer Agreement and these Additional Provisions. To the extent that any provision of the Agreement is inconsistent with the Dealer Agreement or these Additional Provisions, the provisions of the Agreement shall be controlling.

          2. The Dealer Parties acknowledge and agree that if any provision of these Additional Provisions is violated in any material respect by any of the Dealer Parties, DISTRIBUTOR will have the right to terminate the Dealer Agreement on sixty (60) days' written notice to Dealer if Dealer fails to cure such violation prior to the expiration of such sixty (60) days.


B.   Provisions Relating to the Structure of DEALER
     ----------------------------------------------

          1.   Single Purpose Entity. DEALER will be maintained as a separate
               ---------------------
legal entity, and will not engage in any business other than operation of a Toyota dealership and activities related thereto.

          2.   No Merger, Consolidation, Etc. DEALER will not be merged with or
               -----------------------------
into, or be consolidated with, or acquire substantially all of the assets of, any other entity, without the prior written consent of DISTRIBUTOR, in its sole discretion.

C.   Provisions Relating to Management
     ---------------------------------

          1.   Role of the Responsible Executive. Pursuant to Section 8 of the
               ---------------------------------
Agreement, Thomas A. Price is hereby designated as the FAA executive who will have responsibility and authority with respect to all matters concerning DEALER and the relationship between DEALER and DISTRIBUTOR (the "FAA Executive"). The FAA Executive will be actively involved in the management of all aspects of the operations of DEALER.

               (a) The FAA Executive will be an officer of DEALER. The FAA Executive, in consultation with management of FAA, will have complete control over all day-to-day management decisions of DEALER or relating to DEALER.

               (b) The General Manager will report directly to and be responsible to the FAA Executive.

               (c) DISTRIBUTOR may rely on oral or written communications and agreements from the FAA Executive as being the binding agreements of DEALER, without any duty of DISTRIBUTOR to confirm that any such communication or agreement has been duly authorized by the Board of Directors of DEALER, FAA, or any other individual or entity.

          2.   Successors to the FAA Executive. In the event that the FAA
               -------------------------------
Executive wishes to discontinue his role in the management of DEALER as set forth in Section C.1., such action may be taken only with the prior written consent of DISTRIBUTOR. Such consent of DISTRIBUTOR may be conditioned on transfer of the FAA Executive's management responsibilities to an individual or individuals approved by DISTRIBUTOR, taking into account such factors as DISTRIBUTOR reasonably deems to be relevant and are consistent with applicable laws.

          3.   Role of the General Manager.
               ---------------------------

               (a) Timothy M. Nelson or any subsequent General Manager of DEALER approved by DISTRIBUTOR, will serve exclusively as General Manager of DEALER on a full time basis and will not have any management responsibilities with respect to any other dealership or other business or appear as the General Manager on any automobile dealership franchise agreement other than that of DEALER.

               (b) The General Manager will have responsibility for and authority with respect to the day-to-day operations of DEALER in the ordinary course Of business, under the supervision of the FAA Executive, and the General Manager will have the following authority, without the need for obtaining the prior approval of any other individual or entity:

          (i)   the authority to hire or terminate any employee of DEALER;

          (ii)  the authority to order vehicles and other products;

          (iii) the authority to place advertising;

          (iv) the authority to communicate with DISTRIBUTOR with respect to all aspects of the business of DEALER;

          (v) the authority to approve expenditures by DEALER in the ordinary course of business in amounts of less than $50,000 per item;

          (vi) the authority to approve capital improvements or modifications to the DEALER'S facilities in amounts not to exceed $100,000 with respect to any expenditure.

          4.    Membership of Executive Committee. There shall be no change in
                ---------------------------------
the membership of the Executive Committee, Board of Directors or other governing body of DEALER without the prior written approval of DISTRIBUTOR.

          5.   FAA Directors. FAA shall provide a list of all current members of
               -------------
its Board of Directors, and resumes for each member, to DISTRIBUTOR, and provide such information for each new member of the Board of Directors of FAA.


D.   Provisions Relating to Capitalization and Accounting
     ----------------------------------------------------

          1. No distributions will be made by DEALER to FAA if such distributions would cause DEALER to fail to meet any of DISTRIBUTOR'S capitalization guidelines, including but not limited to net working capital requirements.

          2. The operations and financial results of DEALER will be reported to DISTRIBUTOR separately from those of any other entity, business or activity, including but not limited to any of the Dealer Parties and any other dealerships directly or indirectly owned or controlled by any of the Dealer Parties.

          3. DEALER will maintain complete and separate departments for new and used vehicle sales, service, parts sales, leasing and finance and insurance, and will provide separate identifiable areas for each department. DEALER will maintain a separate and permanent personnel staff and separate retail operations from other dealerships directly or indirectly owned by any of the Dealer Parties. DEALER shall not combine its used car operation with that of any other entity, including any other dealerships directly or indirectly owned by any of the Dealer Parties.

E.   Provisions Relating to Ownership
     --------------------------------

          1.   Successors and Assigns. In the event that any interest in DEALER
               ----------------------
is transferred in accordance with the provisions of the Dealer Agreement, the Agreement and these Additional Provisions, as a condition to such transfer the transferee must agree in writing to be bound by all of the terms and provisions of the Dealer Agreement, the Agreement and these Additional Provisions, such agreement to be in form and substance reasonably acceptable to DISTRIBUTOR.

          2.   Competitors. In no event may any interest in DEALER be
               -----------
transferred to an entity which is directly or indirectly engaged in the business of manufacturing and/or distributing automobiles, or an affiliate thereof, and no such entity may acquire an ownership interest in FAA as described in Section 1 of the Agreement.


F.   Provisions Relating to Performance
     ----------------------------------

          1. Dealer agrees to achieve within nine (9) months from the effective date of this Agreement and to thereafter maintain throughout the duration of this Agreement, a satisfactory customer satisfaction performance, as measured by all applicable standards established by Toyota Motor Sales, U.S.A., Inc., and which are modified from time to time.

          2. Dealer agrees to achieve within nine (9) months from the effective date of this Agreement and to thereafter maintain throughout the duration of this Agreement, Toyota car and truck penetration in its Primary Market Area that is at least equal to the Region's penetration rate.

          IN WITNESS WHEREOF, the Parties. have executed these Additional Provisions as of the date first above written.



TOYOTA MOTOR SALES, USA, INC.       TOYOTA MOTOR SALES, U.S.A., INC.
                                    SAN FRANCISCO REGION


By: /s/                             By: /s/
   ---------------------------         ---------------------------

Title:    PRESIDENT                 Title:  GENERAL MANAGER
      ------------------------            ------------------------


FIRSTAMERICA AUTOMOTIVE, INC.       FAA SAN BRUNO, INC.
                                    d.b.a. MELODY TOYOTA

By: /s/                             By: /s/
   ---------------------------         ---------------------------

Title: [TITLE ILLEGIBLE]            Title: [TITLE ILLEGIBLE]
      ------------------------            ------------------------